Exhibit A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

March 5, 2014
Date

GAGNON SECURITIES LLC

By: /s/ Neil Gagnon
Signature

Neil Gagnon/ Managing Member
Name/Title

GAGNON ADVISORS, LLC
By: /s/ Neil Gagnon
Signature
Neil Gagnon/ CEO
Name/Title

NEIL GAGNON

/s/ Neil Gagnon
Signature